UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2005

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 7, 2005, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the “Company”) approved amendments to the National Fuel Gas Company Tophat Plan (“Tophat Plan”) in light of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). A description of the significant amendments follows.

Amendments to Tophat Plan concerning benefits related to the National Fuel Gas Company Tax Deferred Savings Plan for Non-Union Employees (“TDSP”)

•

Participants may no longer elect to receive the TDSP tophat benefit annually or at termination of employment. Instead, all TDSP tophat benefits accrued after July 31, 2005 will be distributed in lump sum no later than March 15 of the calendar year following the year in which the benefit is accrued.

(i)

All TDSP tophat benefits accrued prior to July 31, 2005 will be distributed as soon as practicable after July 31, 2005 (these benefits have been distributed as previously approved by the Compensation Committee).

(ii)

In the event of a participant’s termination of employment, retirement or death, the participant will receive the TDSP tophat benefit in a lump sum on the 30th day after such termination, retirement or death.

•	TDSP tophat benefits are no longer adjusted at the end of the plan year based on the performance of company stock.

Amendments to Tophat Plan concerning benefits related to the National Fuel Gas Company Retirement Plan (“Retirement Plan”)

•

Commencing January 1, 2007, distribution of Retirement Plan tophat benefits may no longer be governed by the elections under and terms of the Retirement Plan. Instead, the following rules apply to a participant who retires (i.e., leaves employment after age 55 with a vested benefit):

(i)

Participants may make a distribution election with respect to any and all amounts payable after December 31, 2006 (whether such amounts accrue prior to or following the end of 2006) no later than December 31, 2006; and

(ii)	Participants who commence participation in the Tophat Plan after December 31, 2006 will have no more than 30 days from their start date to make Retirement Plan tophat elections.
•	If the participant fails to submit a timely Retirement Plan tophat benefit election, the default form of distribution for the Retirement Plan tophat will be a lump sum.

•

Commencing January 1, 2006, participants who terminate employment prior to age 55 and who are vested in their Retirement Plan benefits will receive a Retirement Plan tophat benefit in lump sum on the six month anniversary of the termination of employment.

•

Commencing January 1, 2006, payment of all Retirement Plan tophat benefits payable in connection with a retirement will be made (whether as an annuity or in a lump sum) on the 6 month anniversary of such retirement. Lump sum payments will be determined as of the later commencement date. For annuity payments, at the conclusion of this 6 month period, the participant will receive the payments that were required to be deferred during this six month period, plus interest (calculated using the short-term applicable federal rate as in effect on the 1st day of the year in which the termination occurs ) on these delayed payments.

•	The Retirement Plan tophat benefit payable to the surviving spouse of a participant will commence 30 days after the participant’s death.
•

All participants who previously left prior to age 55 but who have yet to receive a Retirement Plan tophat benefit will receive a lump sum payment in respect of their Retirement Plan tophat benefit valued as of January 1, 2006.

Amendments to Tophat Plan applicable to both TDSP and Retirement Plan-related benefits

•

If at the time of a participant’s retirement or termination of employment the sum of a participant’s TDSP tophat benefit and Retirement Plan tophat benefit is less than the de-minimis cash out amount permitted under Section 409A (currently $10,000), the value of the participant’s entire Tophat Plan benefit will be distributed in lump sum.

•	Upon termination of the Plan, all accounts must be paid in accordance with the terms of the Plan in effect prior to the termination.

Also on December 7, 2005, the Compensation Committee approved a special bonus of $25,000 for James A. Beck, President of Seneca Resources Corporation, in recognition of his extraordinary efforts following Hurricane Rita. This special bonus is in addition to a bonus approved for Mr. Beck based on his performance relative to goals previously established by the Compensation Committee on March 28, 2005 and disclosed in the Company’s Form 8-K filed April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary

Dated: December 13, 2005